11/09/2023 Business Confidential Information 1 2022-7.008 At Nelnet, we are committed to our Core Values and Guiding Principles. This document directly supports our Core Value to pursue opportunities for diversification and growth and our Guiding Principles to: Avoid insider trading. Separate personal interests from business decisions. Reject bribery and corruption. To learn more, check out our Code of Ethics and Conduct. Incentive Compensation Clawback Policy Business Segment Nelnet, Inc. Table of Contents Introduction .............................................................................................................................................................................. 1 Purpose and Scope ................................................................................................................................................................. 2 Policy ....................................................................................................................................................................................... 2 Mandatory Recovery as Required by the SEC and NYSE .................................................................................................. 2 Recovery of Compensation at the Discretion of the Board ................................................................................................. 4 Miscellaneous ...................................................................................................................................................................... 5 Exceptions ............................................................................................................................................................................... 5 Validations and Violations ....................................................................................................................................................... 5 About This Document .............................................................................................................................................................. 5 Introduction Incentive clawbacks are contractual provisions where money or other compensation already paid to employees as incentive-based rewards must be returned to employers. As an issuer of securities listed on the New York Stock Exchange (NYSE), Nelnet Inc. (Nelnet) must: • Recover any excess incentive compensation paid to executive officers in the event Nelnet is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under securities laws. • Disclose our policy for such compensation recovery to comply with NYSE listing requirements and applicable securities laws. It is also our policy to recover incentive compensation paid to executive officers if we determine the officers engaged in fraud or intentional misconduct. As emphasized in our Code of Ethics and Conduct, at Nelnet, we’re committed to competing fairly and acting ethically to preserve our reputation and position us for continued growth. This policy, as amended and restated effective as of 12/01/2023 (the effective date), helps you understand how we handle incentive clawbacks to ensure we pursue opportunities for diversification and growth while doing the right thing.

Incentive Compensation Clawback Policy 11/09/2023 Business Confidential Information 2 2022-7.008 Purpose and Scope Nelnet has established this document to appropriately align the interests of the executives of Nelnet, who have been designated as covered executives, with those of Nelnet and to provide for the recovery of (i) erroneously awarded compensation from Section 16 Officers and (ii) recoverable amounts from covered executives. This document is designed to comply with the applicable rules of The New York Stock Exchange Listed Company Manual (the NYSE Rules) and with Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (Exchange Act) (Rule 10D-1). Tip: Refer to the Definitions section for definitions of terms used in this document. Policy Mandatory Recovery as Required by the SEC and NYSE Recovery of Erroneously Awarded Compensation Due to an Accounting Restatement In the event of an accounting restatement, the Nelnet Board of Directors (Board) reasonably promptly recovers the erroneously awarded compensation in accordance with the NYSE Rules and Rule 10D-1 as follows. • Upon the occurrence of an accounting restatement, the People Development and Compensation Committee of the Board (Committee), which is required to be composed entirely of independent directors, shall determine the amount of any erroneously awarded compensation and shall promptly deliver a written notice to each Section 16 Officer containing the amount of any erroneously awarded compensation and a demand for repayment or return of such compensation, as applicable. For the avoidance of doubt, recovery of erroneously awarded compensation is on a “no fault” basis, meaning it occurs regardless of whether the Section 16 Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the accounting restatement. • To determine the amount of any erroneously awarded compensation for incentive-based compensation that is based on a financial reporting measure other than stock price or total shareholder return (TSR), after an accounting restatement: • Nelnet shall recalculate the applicable financial reporting measure and the amount of incentive-based compensation that would have been received based on such financial reporting measure; and • Nelnet shall determine whether the Section 16 officers received a greater amount of incentive-based compensation than would have been received applying the recalculated financial reporting measure, based on (i) the originally calculated financial reporting measure and (ii) taking into consideration any discretion that the Committee applied to reduce the amount originally received. • To determine the amount of any erroneously awarded compensation for incentive-based compensation that is based on stock price or TSR, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the applicable accounting restatement: • The amount to be repaid or returned shall be determined by the Committee based on a reasonable estimate of the effect of the accounting restatement on Nelnet’s stock price or TSR upon which the incentive-based compensation was received; and • Nelnet shall maintain documentation of the determination of such reasonable estimate and provide the relevant documentation as required to the NYSE. • The Committee shall have discretion to determine the appropriate means of recouping erroneously awarded compensation hereunder based on the particular facts and circumstances which may include, without limitation: • Requiring reimbursement of cash incentive-based compensation previously paid;

Incentive Compensation Clawback Policy 11/09/2023 Business Confidential Information 3 2022-7.008 • Seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; • Offsetting the recouped amount from any compensation otherwise owed by Nelnet to the Section 16 officer; • Canceling outstanding vested or unvested equity awards; and/or • Taking any other remedial and recovery action permitted by law, as determined by the Committee, in its sole discretion. • Notwithstanding the foregoing in the previous bullet, except as set forth in the following paragraph, in no event may Nelnet accept an amount that is less than the amount of erroneously awarded compensation in satisfaction of a Section 16 Officer’s obligations hereunder. • To the extent that a Section 16 Officer fails to repay all erroneously awarded compensation to Nelnet when due, Nelnet shall take all actions reasonable and appropriate to recover such erroneously awarded compensation from the applicable Section 16 Officer. The applicable Section 16 Officer shall be required to reimburse Nelnet for any and all expenses reasonably incurred (including legal fees) by Nelnet in recovering such erroneously awarded compensation in accordance with the immediately preceding sentence. Notwithstanding anything herein to the contrary, Nelnet shall not be required to take the actions mentioned previously if the Committee determines that recovery would be impracticable and either of the following two conditions are met. • The Committee has determined that the direct expenses, such as reasonable legal expenses and consulting fees, paid to a third party to assist in enforcing the policy exceeds the amount to be recovered. For the Committee to make this determination, Nelnet must make a reasonable attempt to recover the erroneously awarded compensation, document such attempt(s) to recover, and provide such documentation to the NYSE; or • Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to Nelnet associates, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder (Code). Mandatory Disclosure Nelnet shall file this policy and, in the event of an accounting restatement, disclose information related to such accounting restatement in accordance with applicable law, including, for the avoidance of doubt, Rule 10D-1 and the NYSE Rules. Prohibition of Indemnification Nelnet shall not be permitted to insure or indemnify any Section 16 Officer against (i) the loss of any erroneously awarded compensation that is repaid, returned, or recovered pursuant to the terms of this policy or (ii) any claims relating to Nelnet’s enforcement of its rights under this policy. While Section 16 Officers subject to this policy may purchase insurance to cover their potential recovery obligations, Nelnet shall not be permitted to pay or reimburse the Section 16 Officer for premiums for such an insurance policy. Further, Nelnet shall not enter into any agreement that exempts any incentive-based compensation that is granted, paid, or awarded to a Section 16 Officer from the application of this policy or that waives Nelnet’s right to recovery of any erroneously awarded compensation, and this policy shall supersede any such agreement (whether entered into before, on, or after this policy’s effective date). Other Recoupment Rights. This policy shall be binding and enforceable against all Section 16 Officers and, to the extent required by applicable law or guidance from the SEC or NYSE, their beneficiaries, heirs, executors, administrators, or other legal representatives. The administrator intends that this policy be applied to the fullest extent required by applicable law. Any employment agreement, equity award agreement, compensatory plan, or any other agreement or arrangement with a Section 16 Officer shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Section 16 Officer to abide by the terms of this policy. Any right of recovery under this policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to Nelnet under applicable law, regulation, or rule pursuant to

Incentive Compensation Clawback Policy 11/09/2023 Business Confidential Information 4 2022-7.008 the terms of any policy of Nelnet or any provision in any employment agreement, equity award agreement, compensatory plan, agreement, or other arrangement. Recovery of Compensation at the Discretion of the Board Clawback Events If (i) Nelnet is required to undertake an accounting restatement due to Nelnet’s material noncompliance, as a result of misconduct by a covered executive, with any financial reporting requirement under the U.S. federal securities laws, (ii) a covered executive engages in misconduct, or (iii) a covered executive breaches in any material respect a restrictive covenant set forth in any agreement between the covered executive and Nelnet, including but not limited to, a breach in any material respect of a confidentiality provision (any such event under clause (i), (ii), or (iii), i.e., a clawback event), then the Board may, in its sole discretion, to the extent permitted by applicable law, seek to recover all or any portion of the recoverable amounts awarded to any such covered executive. Determination by the Board In determining the appropriate action to take, the Board may consider such factors as it deems appropriate, including: • The associated costs and benefits of seeking the recoverable amounts; • The requirements of applicable law; • The extent to which the covered executive participated or otherwise bore responsibility for the clawback event; and • The extent to which the covered executive’s current compensation may or may not have been impacted had the Board or the Committee known about the clawback event. In addition, the Board may, in its sole discretion, determine whether and to what extent additional action is appropriate to address the circumstances surrounding the clawback event so as to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate. Application and Recovery Method Nothing in this policy limits, in any respect, (i) Nelnet’s right to take or not take any action with respect to any covered executive’s or any other person’s employment or (ii) the obligation of the Chief Executive Officer or Chief Financial Officer to reimburse Nelnet in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Any determination made pursuant to the Recovery of Compensation at the Discretion of the Board section of this policy and any application and implementation thereof need not be uniform with respect to each covered executive, or payment recovered or forfeited under this policy. To the extent permitted by applicable law, the Board may seek to recoup recoverable amounts by all legal means available, including but not limited to, by requiring any affected covered executive to repay such amount to Nelnet by set- off, by reducing future compensation of the affected covered executive, or by such other means or combination of means as the Board, in its sole discretion, determines to be appropriate. Disclosure of Clawback Events If the Board determines that a clawback event has occurred that is subsequently disclosed by Nelnet in a public filing required under the Exchange Act (i.e., a disclosed event), Nelnet discloses in the proxy statement relating to the year in which such determination is made (i) if any amount was clawed back from a covered executive and the aggregate amount clawed back or (ii) if no amount was clawed back from the covered executive as a result of the disclosed event, the fact that no amount was clawed back.

Incentive Compensation Clawback Policy 11/09/2023 Business Confidential Information 5 2022-7.008 Miscellaneous Administration and Interpretation This policy shall be administered by the Committee or by the Board acting as the Committee (either of these, as applicable, the Administrator), which shall have authority to: (i) exercise all of the powers granted to it under the policy; (ii) construe, interpret, and implement this policy; (iii) make all determinations necessary or advisable in administering this policy and for Nelnet’s compliance with NYSE Rules, Section 10D, Rule 10D-1, and any other applicable law, regulation, rule, or interpretation of the SEC or NYSE Rules promulgated or issued in connection therewith; and (iv) amend this policy, including to reflect changes in applicable law or stock exchange regulation. Any determinations made by the Administrator shall be final and binding on all affected individuals. Amendments and Termination The Administrator may amend this policy from time to time in its discretion and shall amend this policy as it deems necessary. Notwithstanding anything in this section to the contrary, no amendment or termination of this policy shall be effective if such amendment or termination would (after taking into account any actions taken by Nelnet contemporaneously with such amendment or termination) cause Nelnet to violate any federal securities laws, Rule 10D-1, or any NYSE Rules. Exceptions If management has a business reason for not following a requirement, they should contact AskCompliance@Nelnet.net and describe the circumstances and justification for the exception. The General Counsel must approve the exception request prior to implementation. Validations and Violations At a minimum, this policy is reviewed and updated (if needed) annually. Business segments, business units, and associates should understand and report any actual or suspected non-compliance with this document and seek help from General Counsel with any questions they may have. Legal and Audit Services periodically determine adherence to this policy. Note: The Board reserves the right to revise or restate this policy to any extent necessary to comply with applicable regulations. This policy may be applied on a retroactive basis, if necessary, to comply with NYSE listing requirements or SEC regulations regarding clawback policies on executive compensation. Report any actual or suspected violations of this policy to management and AskCompliance@Nelnet.net or Anonymous Incident Reporting via the Nelnet Portal. The Corporate Risk and Compliance Committee reviews any reported material violations. Failure to follow Nelnet’s policies, standards, and procedures may result in disciplinary action, up to and including termination. About This Document Related Laws/Regulations Compliance Focus Area Corresponding Documents None identified.

Incentive Compensation Clawback Policy 11/09/2023 Business Confidential Information 6 2022-7.008 Reference • Section 10D of the Securities Exchange Act of 1934 • Section 304 of Sarbanes-Oxley • Section 954 of Dodd-Frank • Item 402(b) of SEC Regulation S-K Responsibilities Position Responsibility None identified. Definitions Term Definition Accounting Restatement An accounting restatement due to the material noncompliance of Nelnet with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Clawback-Eligible Incentive Compensation All incentive-based compensation received by a Section 16 Officer: (i) on or after 10/02/2023; (ii) after beginning service as a Section 16 Officer; (iii) who served as a Section 16 Officer at any time during the applicable performance period relating to any incentive-based compensation (whether or not such Section 16 Officer is serving at the time any erroneously awarded compensation is required to be repaid to Nelnet); (iv) while Nelnet has a class of securities listed on a national securities exchange or a national securities association; and (v) during the applicable clawback period. Clawback Period With respect to any accounting restatement, the three completed fiscal years of Nelnet immediately preceding the restatement date, and if Nelnet changes its fiscal year, any transition period of less than nine months within or immediately following those three completed fiscal years. Covered Executive Each Section 16 Officer and any other senior executive as designated by the Committee or the Board. Erroneously Awarded Compensation With respect to each Section 16 Officer in connection with an accounting restatement, the amount of clawback-eligible incentive compensation received that exceeds the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement, computed without regard to any taxes paid. Financial Reporting Measures Measures that are determined and presented in accordance with the accounting principles used in preparing Nelnet’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and TSR (and any measures that are derived wholly or in part from stock price or TSR) shall, for purposes of this policy, be considered financial reporting measures. For the avoidance of doubt, a financial reporting measure need not be presented in Nelnet’s financial statements or included in a filing with the SEC. Incentive-Based Compensation Any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.

Incentive Compensation Clawback Policy 11/09/2023 Business Confidential Information 7 2022-7.008 Term Definition Misconduct With respect to a covered executive, the occurrence of any of the following events, as reasonably determined by the Board in its discretion. • The covered executive’s conviction of, or plea of nolo contendere to, any felony (other than a vehicular-related felony). • The covered executive’s commission of, or participation in, intentional acts of fraud or dishonesty that in either case results in material harm to the reputation or business of Nelnet. • The covered executive’s intentional, material violation of any term of the covered executive’s employment agreement with Nelnet or any other contract or agreement between the covered executive and Nelnet or any statutory duty the covered executive owes to Nelnet that in either case results in material harm to the business of Nelnet. • The covered executive’s conduct that constitutes gross insubordination or habitual neglect of duties and that in either case results in material harm to the business of Nelnet. • The covered executive’s intentional, material refusal to follow the lawful directions of the Board, Nelnet’s Chief Executive Officer, or their direct manager (other than as a result of physical or mental illness). • The covered executive’s intentional, material failure to follow, or intentional conduct that violates (or would have violated, if such conduct occurred within ten (10) years prior to the effective date and has not been previously disclosed to Nelnet), Nelnet’s written policies that are generally applicable to all associates or all officers of Nelnet and that results in material harm to the reputation or business of Nelnet; provided, however, that willful bad faith disregard is deemed to constitute intentionality for purposes of this definition. Received With respect to any incentive-based compensation, actual or deemed receipt, incentive-based compensation shall be deemed received in Nelnet’s fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained even if the payment or grant of the incentive-based compensation to the Section 16 Officer occurs after the end of that period. For the avoidance of doubt, incentive-based compensation shall only be treated as received during one (and only one) fiscal year, even if such incentive-based compensation is deemed received in one fiscal year and is actually received in a later fiscal year. Example: If an amount is deemed received in 2024, but is actually received in 2025, such amount shall be treated as received under this definition only in 2024. Recoverable Amounts Any equity compensation (including stock options, restricted stock, time-based restricted stock units, performance-based restricted stock units, and any other equity awards), severance compensation or cash incentive-based compensation (other than base salary), in any case to the extent permitted under applicable law. Recoverable amounts shall not include erroneously awarded compensation that has been recouped pursuant to the Mandatory Recovery as Required by the SEC and NYSE section of this policy. Restatement Date The earlier to occur of (i) the date the Board, a committee of the Board, or officers of Nelnet authorized to take action if Board action is not required, concludes, or reasonably should have concluded, that Nelnet is required to prepare an accounting restatement, or (ii) the date a court, regulator, or other legally authorized body directs Nelnet to prepare an accounting restatement. Section 16 Officers Each individual who is currently or was previously designated as a Nelnet officer, within the meaning of Rule 16a-1(f) of the Exchange Act. Supporting Documentation Title (Document ID) Location Audience Code of Ethics and Conduct The Nelnet Source Nelnet, Inc.; Nelnet Bank